UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CLARiENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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33171 Paseo Cerveza

San Juan Capistrano, CA 92675-4824

Phone:	(949) 443-3355
Toll-Free:	(888) 443-3310
Fax:	(949) 443-3366

www.clarientinc.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are cordially invited to attend the 2005 Clarient, Inc. Annual Meeting of Stockholders.

When:	8:30 a.m. (local Pacific time) on Wednesday, June 8, 2005

Where:	Clarient, Inc.
33171 Paseo Cerveza
San Juan Capistrano, CA 92675

(Directions are included on the last page of this Proxy Statement)

Items of Business:	At the meeting, stockholders will be asked to vote on:

• the election of seven directors; and
• any other business properly presented at the meeting.

We also will report on our 2004 business results and other matters we believe will be of interest to our stockholders. You will have an opportunity at the meeting to ask questions, make comments, and meet our management team.

Record Date:	You are entitled to vote if you are a stockholder of record at the close of business on April 13, 2005.

We consider your vote important, no matter how many shares you hold, so please send in your signed proxy card as soon as possible so that your shares will be represented at the meeting.

Please contact Stephen Dixon, Executive Vice President and Chief Financial Officer of Clarient at (888) 443-3310 with any questions or concerns.

By Order of the Board of Directors,

Ronald A. Andrews
President and Chief Executive Officer

April 29, 2005

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE MEETING AND THE PROPOSAL

Q:          Why am I receiving these materials?

A.            This Proxy Statement, proxy card, and our Annual Report for the year ended December 31, 2004 are being mailed to Clarient stockholders on or about May 4, 2005 in connection with the solicitation of proxies for the Company’s 2005 Annual Meeting of Stockholders, which will take place on June 8, 2005 (the “Annual Meeting”).  As a Clarient stockholder, you are invited to attend the meeting and are entitled to and requested to vote on the items of business described in this Proxy Statement.  Admission tickets are not required.  This Proxy Statement contains detailed information relating to the proposal to be voted on at the Annual Meeting, the voting process, the compensation of directors and the most highly paid executive officers, and certain other required information.

Q:          Who is soliciting proxies for the annual meeting?

A.          Proxies are being solicited on behalf of the Board of Directors of Clarient.

Q:          What is being voted on?

A:           Clarient stockholders will vote on the following items at the meeting:

•                  the election of seven directors who have been nominated to serve on our Board of Directors; and

•                  any other business that is properly presented at the meeting.

Q:          Who is entitled to vote?

A:           Only stockholders of record as of the close of business on the record date may vote at the Annual Meeting.

Q:          What is the record date for the meeting?

A:           The record date for determining the Clarient stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting is April 13, 2005.

Q:          How many shares can vote?

A:           On April 13, 2005, there were 51,571,556 shares of Clarient common stock issued and outstanding.  Every holder of common stock is entitled to cast one vote for each share of common stock held as of the record date.

Q:          How does the Board recommend I vote on these proposals?

A:           The Board recommends you vote FOR the election of each nominee for director.  The Board is not aware of any other proposals to be brought before the meeting.

Q:          How do I vote?

A:           The enclosed proxy card describes three ways to vote, in addition to attending the meeting and voting your shares in person.  You can vote:

•                  by telephone;

•                  via the Internet; or

•                  by completing, signing and returning a signed proxy card in the envelope provided.

Your vote by telephone or Internet will help us save money.  If you vote by telephone or Internet, you do not need to return your proxy card.

Even if you plan to attend the Annual Meeting and vote in person, please complete, sign and return your proxy card or cast your vote by telephone or over the Internet as described on the enclosed proxy card.  That way, if you plan to attend the meeting but are unable to do so for any reason, your shares will still be represented at the meeting.

If you later decide to attend the meeting and want to vote in person, you may do so.  If your shares are registered in your name and you want to vote at the meeting, no additional forms will be required.  If your shares are held for you in the name of a bank, broker, or other nominee holder, you will have to obtain a legal proxy from the nominee holder to vote your shares at the meeting, as described below.

Q:          What if I hold my Clarient shares in a brokerage account?

A:           If you hold your shares through a bank, broker, or other nominee holder, you should receive a voting instruction form directly from your nominee describing how to vote your shares.  In most cases, the form will offer you three ways to vote:

•                  by telephone;

•                  via the Internet; or

•                  by completing and returning the voting instruction form to your bank, broker or other nominee holder.

You should carefully follow any instructions sent by your nominee holder to ensure that your instructions are received and your votes are cast as directed.

Please note that if your shares are held for you by a nominee and you wish to vote in person at the meeting, you must obtain a legal proxy from that nominee authorizing you to vote at the meeting.  We will be unable to accept a vote from you at the meeting without that form.

If you and other residents at your mailing address own shares of Clarient stock in street name, your broker or bank may have notified you that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank.  This practice is known as “householding.”  Unless you responded that you did not want to participate in householding, you were deemed to have consented to the process.  Therefore, your broker or bank will send only one copy of our Annual Report and Proxy Statement to your address.  Each stockholder in your household will continue to receive a separate voting instruction form.

If you would like to receive your own set of our Annual Report and Proxy Statement in the future, or if you share an address with another Clarient stockholder and together both of you would like to receive only a single set of Clarient annual disclosure documents, please contact ADP Investor Communication Services by telephone at 800-542-1061 or contact Clarient in writing at the following address: Clarient, Inc., Attention: Investor Relations, 33171 Paseo Cerveza, San Juan Capistrano, CA 92675-4824.  Be sure to provide your name, the name of your brokerage firm or bank, and your account number.  The revocation of your consent to householding should be effective 30 days following receipt of your instructions.

If you did not receive an individual copy of this year’s Annual Report or Proxy Statement, we will send a copy to you if you address a written request to Clarient, Inc., Attention: Investor Relations, 33171 Paseo Cerveza, San Juan Capistrano, CA 92675-4824 or call 888-443-3310 ext. 6.

Q:          What if I sign and return my proxy card or voting instruction form but don’t specify how I want my votes to be cast?

A:           If you sign and return your proxy card but do not mark any boxes showing how you wish to vote, the proxy designated on the card, Stephen Dixon, Executive Vice President and Chief Financial Officer of Clarient, will vote your shares “FOR” the election of each of the nominees for director named on the proxy card, and in his discretion on all other matters which might come before the meeting.

Q:          What if I vote or return a proxy and later want to change my vote?

A:           If your shares are registered in your name, you may change your vote at any time before the meeting in one of four ways.  You may:

•                  notify our Corporate Secretary in writing that you want to change your vote and specify the change;

•                  vote in person at the meeting;

•                  submit a proxy card dated later than your prior vote; or

•                  re-vote by telephone or via the Internet.

You may send written notices to our Corporate Secretary at our offices at:

33171 Paseo Cerveza

San Juan Capistrano, CA 92675-4824

Attention:  Stephen T. D. Dixon

Fax: (949) 443-3366

Please note that if you hold your shares through a bank, broker, or other nominee holder and you wish to change your vote, you must deliver your change to that nominee.  Remember that if a nominee holds your shares for you and you wish to vote in person at the meeting, you must obtain a legal proxy from that nominee authorizing you to vote at the meeting.  We will be unable to accept a vote from you at the meeting without that form.

Q:          Can I revoke my proxy after I return it?

A:           Yes.  You can revoke your proxy at any time before the meeting by sending a written revocation or a later dated proxy to our Corporate Secretary at the address specified above.

Q:          What vote is required to elect directors?

A:           Assuming a quorum is present at the meeting, the seven nominees who receive the highest number of votes will be elected as directors.  Abstentions and instructions withholding authority to vote for one or more nominees will result in those nominees receiving fewer votes, but will not count as votes against a nominee.  Safeguard Scientifics, Inc. owned approximately 57.3% of our outstanding common stock on the record date.  Safeguard has advised the Company that it intends to vote its shares of Clarient common stock for the election of each of the nominees.  If Safeguard does in fact vote its shares for these nominees, they will receive the necessary number of votes to be elected.

Q:          What is a quorum?

A:           A quorum is the number of shares of capital stock of a corporation that must be represented in person or by proxy in order to transact business.  In order to transact business at the meeting, Delaware law generally requires that a majority of the outstanding Clarient stock entitled to vote must be represented in person or by proxy.

Q:          Who will count the votes?

A:           A duly sworn representative of Mellon Investor Services will count the votes and act as the inspector of elections at the meeting.

Q:          What does it mean if I get more than one proxy card?

A:           Your shares may be registered under more than one name, address or account.  If so, you will need to return each proxy card or voting instruction form you receive (or vote by telephone or over the Internet) by following the instructions on the card in order to ensure that all of your shares, however held, are voted.  We encourage you to have all accounts registered in the exact same name and address (whenever possible).  Registered stockholders may obtain information about how to do this by contacting Mellon Investor Services, our transfer agent, at:

Clarient, Inc.

c/o Mellon Investor Services

P.O. Box 3315

S. Hackensack, NJ 07606-1915

Toll-free telephone (800) 851-9677

If you provide Mellon Investor Services with photocopies of the proxy cards that you receive or with the account numbers that appear on the proxy cards, combining your accounts and share holdings will be easier to accomplish.

You also can find information on transferring shares and other useful stockholder information on our transfer agent’s website at www.melloninvestor.com.

Q:          What happens if I abstain from voting or don’t give voting instructions to my broker?

A:           If you submit a properly executed proxy, your shares will be counted in determining whether a quorum is present, even if you abstain from voting or withhold authority to vote on a particular proposal.  If you abstain from voting or withhold authority to vote in the election of directors, doing so will have no effect on the election, because the seven nominees who receive the greatest number of votes, regardless of the actual number of votes cast, will be elected as directors.

Q:          What is a “broker non-vote” and how are they counted?

A:           A so-called “broker non-vote” occurs when banks, brokers or other nominee holders return a valid proxy but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter or have not received specific voting instructions from the stockholder for whom they are holding shares.

On certain “routine” matters (such as the election of directors) a broker or other nominee holder has discretionary voting power to vote the shares on the stockholder’s behalf without receiving instructions.  However, nominee holders do not have discretionary authority to vote on “non-routine” matters and therefore cannot vote without receiving specific voting instructions.  The Nasdaq Stock Market has no published rules or standards that specify whether elections of directors are considered “routine,” although elections of directors generally are considered “routine.”

If a broker fails to return a valid proxy, the votes represented by that proxy are not counted in determining whether a quorum is present, nor do those shares affect any proposals requiring a percentage of the votes cast or a specific percentage of the shares present and authorized to be cast.  If the broker returns a valid proxy without marking a vote or abstaining, the votes represented by the proxy will be counted in determining whether a quorum is present and any designated proxies named in the card would be entitled to exercise discretionary voting power if the proxy card so provides.  The proxy card for the Annual Meeting grants such discretionary voting power to Stephen Dixon.  If the broker returns a proxy after crossing out a “non-routine” proposal as to which the broker cannot exercise discretionary voting power and has not received voting instructions, the shares represented by the proxy will be counted in determining whether a quorum is present but will not be counted as shares entitled to vote on the proposal.  Therefore, broker-non-votes on any “non-routine” matters would have the effect of reducing the number of shares necessary to constitute a majority of the shares present and entitled to vote on the proposal, but otherwise would not be counted as votes either for or against the proposal.

Q:          Are there any expenses associated with soliciting proxies for the Annual Meeting?

A:           Yes.  The Company will bear the expense of soliciting proxies for the Annual Meeting and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our stockholders.  We do not anticipate hiring an agency to solicit votes at this time.  Officers and other employees of Clarient may solicit proxies in person or by telephone, although there are no contracts or arrangements to do so.   Any such officers or other employees will receive no special compensation for soliciting proxies.

Q:          What is a stockholder proposal?

A:           A stockholder proposal is a recommendation or requirement from a stockholder that Clarient or our Board of Directors take action on a matter that the stockholder intends to present at a meeting of stockholders. However, under applicable Securities and Exchange Commission (“SEC”) rules we have the ability to exclude certain matters proposed, including those that deal with matters relating to our ordinary business operations.

Q:          Can anyone submit a stockholder proposal?

A:           To be eligible to submit a proposal, you must have continuously held at least $2,000 in market value, or 1% of our common stock, for at least one year by the date you submit your proposal.  You also must continue to hold those securities through the date of the meeting.

Q:          If I wish to submit a stockholder proposal for the Annual Meeting in 2006, what action must I take?

A:           If you wish us to consider including a stockholder proposal in the Proxy Statement and form of proxy for the Annual Meeting in 2006, you must submit the proposal, in writing, so that our Corporate Secretary receives it no later than January 4, 2006.  In addition, the proposal must meet the requirements for stockholder proposals established by the SEC.

Send your proposal to:

Stephen T. D. Dixon

Executive VP, CFO and Secretary

Clarient, Inc.

33171 Paseo Cerveza

San Juan Capistrano, CA 92675-4824

If you wish to present a proposal at the Annual Meeting in 2006 that has not been included in the 2006 proxy statement, the persons named as proxies in the proxies solicited by our Board of Directors will be allowed to use their discretionary authority to vote on your proposal unless notice of your proposal has been received by our Corporate Secretary at least 45 days before the first anniversary of the date this year’s Proxy Statement is mailed to stockholders.  We expect to mail the Proxy Statement on or about May 4, 2005, which would mean that notice of your proposal would have to be received by March 20, 2006.

Q:          Who is Clarient’s largest stockholder?

A:           Safeguard Scientifics, Inc. is our largest stockholder and beneficially owned approximately 57.3% of outstanding Clarient common stock as of April 13, 2005.

In addition, directors and executive officers beneficially owned a total of approximately 2.7% of outstanding Clarient common stock as of April 13, 2005.

ELECTION OF DIRECTORS

Item 1 on Proxy Card

The Company’s Bylaws provide that the Board of Directors shall consist of one or more members, as determined from time to time by resolution of the Board of Directors.  The Board has set the number of directors at seven, and the Board presently consists of seven directors.  Directors are elected annually and serve a one-year term.  On the recommendation of the Corporate Governance Committee, the Board has nominated the Company’s seven current directors, Ronald A. Andrews, Michael F. Cola, Anthony L. Craig, Irwin Scher, M.D., Frank P. Slattery, Jr., Jon R. Wampler and G. Steve Hamm for re-election at the Annual Meeting.  With the exception of Mr. Andrews, who joined the Board in July 2004, each of these directors was elected by the Company’s stockholders at the annual meeting held in 2004.

You will find detailed information on each nominee below.  Each nominee has consented to act as a director if elected.  If any director nominee is unable to stand for election at the Annual Meeting, the Board may reduce its size or designate a substitute.  If the Board designates a substitute, proxies voted for the original director candidate will be cast for the substituted candidate.  Proxies may not be voted for more than the seven nominees named.

The Board recommends a vote FOR the election of each nominee.  The seven nominees who receive the highest number of affirmative votes will be elected as directors.

Nominees for Director

RONALD A. ANDREWS	Director since 2004

Age 45

Mr. Andrews has been Clarient’s President and Chief Executive Officer since July 2004.  Mr. Andrews was at Roche Diagnostics from 2000 to 2004, where he held various positions, including his last role as Senior Vice President Global Marketing and Commercial Business Development. He developed and led the strategic execution for all diagnostic commercial operations, was responsible for executive direction of all marketing functions, directed the development of the ten year Strategic Plan for the organization, and completed the reorganization of commercial operations.  From 1995 to 2000, Mr. Andrews was Vice President of Atlanta based Immucor, Inc. where he helped lead the transition of that company from a reagent manufacturer to an instrument systems company.  Prior to Immucor, he spent almost ten years in management positions of increasing responsibility at Chicago-based Abbott Diagnostics, culminating in the position of Senior Marketing Manager, Business Unit Operations.  Mr. Andrews has also participated extensively in the executive development programs at both Roche and Abbott Labs. Mr. Andrews earned a Bachelor’s degree in Biology and Chemistry from Wofford College in Spartanburg, South Carolina 1981.

MICHAEL F. COLA	Director since 2000

Age 45

Mr. Cola has been Clarient’s Chairman of the Board since January 2004 and served as interim Chief Executive Officer from February 2004 through July 2004.  Mr. Cola is Group President, Life Sciences at Safeguard Scientifics, Inc., a leading developer of companies in the information technology and life sciences sectors.  Prior to joining Safeguard in February 2000, Mr. Cola spent nine years in various leadership positions at AstraMerck, Astra Pharmaceuticals, and AstraZeneca.  During this time period, he was responsible for the spinout of AstraMerck, US product development and global clinical operations.  Prior to AstraMerck, Mr. Cola was responsible for re-engineering processes and systems in manufacturing and product development at Campbell Soup Company.  Mr. Cola also spent four years in clinical and pre-clinical research at the University of Pennsylvania.  He holds a Bachelor’s degree in

Biology/Physics from Ursinus College and a Master’s of Science degree in Biomedical Engineering and Sciences from Drexel University.

ANTHONY L. CRAIG	Director since 2003

Age 59

Mr. Craig became President and Chief Executive Officer of Safeguard in October 2001.   In March 2005, Mr. Craig notified the Safeguard Board of Directors of his intention to retire.  Mr. Craig will remain in his position at Safeguard until the Safeguard Board of Directors identifies and retains a successor Chief Executive Officer, and he may remain a director of Safeguard for a transitional period thereafter.  Before joining Safeguard, Mr. Craig was Chief Executive Officer from December 1999 to October 2001 and remains Chairman of the Board of Arbinet-thexchange, a leading electronic market for trading, routing and settling communications capacity.  Before Arbinet, he served as President and Chief Executive Officer of Global Knowledge Network, a premier provider of technology learning services, from January 1997 to December 1999.  Mr. Craig has also served as Corporate Vice President for Digital Equipment Corporation, Senior Vice President for Oracle Systems Corporation, and President and Chief Executive Officer of Prime Computer.  Mr. Craig has also held the positions of Vice President of General Electric Company and President and Chief Executive Officer of GE Information Services, as well as a series of executive assignments internationally at IBM Corporation.  Mr. Craig is also a director of Safeguard and Arbinet-thexchange.

IRWIN SCHER, M.D.	Director since 2003

Age 65

Since 2003, Dr. Scher has been Vice President, Global Clinical R&D of Merck KGaA Darmstadt, Germany, an international division of Merck, a global pharmaceutical products and services company.  From 1999 to 2002, Dr. Scher was a full time business consultant to the chief executive officer of Merck KGaA.   From 1992 until 1999, Dr. Scher served as Vice President and Senior Vice President, Drug Development and Medical Affairs at Merck, Astra Merck and Astra Zeneca.  Dr. Scher has authored 98 peer reviewed publications, 39 book chapters and edited two books.  He received a B.S. in chemistry from the New York State University at Albany and an M.D. from the Albert Einstein College of Medicine.  He is board certified in internal medicine and rheumatology.

FRANK P. SLATTERY, JR.	Director since 2003

Age 67

Mr. Slattery has served as President of Quintus Corporation, an originator of new companies utilizing science from several universities, since June 1994. Prior to June 1994, Mr. Slattery served as a Director, President and Chief Executive Officer of LFC Financial Corporation, a diversified financial corporation.  Mr. Slattery is a trustee of the Jefferson Health System and The Franklin Institute and the Chairman of the Board of the Main Line Health Systems.  In addition, in connection with his service as President of Quintus Corporation, Mr. Slattery is a director of numerous private companies, primarily engaged in technology ventures.  Mr. Slattery received an A.B. degree from Princeton University and a J.D. degree from the University of Pennsylvania Law School.

JON R. WAMPLER	Director since 2000

Age 53

Mr. Wampler served as President and Chief Executive Officer of PacifiCare of California and Vice President, Western Region of PacifiCare Health Systems, Inc. from 1995 until his retirement in 1997.  From 1990 to 1995, Mr. Wampler was President and Chief Executive Officer of PacifiCare of Texas and Vice President, Southwest Region of PacifiCare Health Systems, Inc.  PacifiCare Health Systems, Inc. is a publicly traded managed health care services company.  Prior to joining PacifiCare, Mr. Wampler served as Executive Director of Humana HealthCare Plans of Colorado.  Mr. Wampler obtained a Bachelor of Arts degree in History and Political Science at Indiana University.  He currently is involved with a number of community service organizations and is very actively involved with the University of California, Irvine as Chairman of the College of Medicine Committee Health Science Partners and School of Humanities Dean’s Council.  Mr. Wampler has been a guest lecturer at the University of the Pacific, University of Southern California and the University of California, Irvine and also has spoken at numerous state and national forums on healthcare as an expert in managed care.

G. STEVE HAMM	Director since 2004

Age 57

Mr. Hamm was a Partner of PricewaterhouseCoopers until his retirement in 2004, serving most recently as National Partner-in-Charge of PricewaterhouseCoopers Middle Market Practice and as a member of the firm’s Audit Leadership Team.  In 1985 Mr. Hamm was President of a venture backed computer software company and a member of the Board of Directors of Community Bank.  From 1980 to 1985, Mr. Hamm was a Partner at Peat Marwick Mitchell.  Mr. Hamm is a Certified Public Accountant and holds a Bachelor of Science degree in Accounting from San Diego State University.

ELECTION OF DIRECTORS — ADDITIONAL INFORMATION

Qualifications of Director Nominees

The Corporate Governance Committee has established Board membership criteria as a guideline in considering nominations to the Company’s Board of Directors.  The criteria to be considered include at a minimum: independence, experience, outside time commitments, expertise, accounting and finance knowledge, business judgment, leadership ability, knowledge of international markets, risk management skills and, for incumbent directors, past performance as a director.  The criteria are not exhaustive and the Corporate Governance Committee and the Board of Directors may consider other qualifications and attributes that they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors.

Manner by which Stockholders May Recommend Director Candidates

The Corporate Governance Committee will consider director candidates recommended by stockholders of the Company.  All recommendations must be directed to the Corporate Governance Committee c/o Corporate Secretary at 33171 Paseo Cerveza, San Juan Capistrano, CA  92675-4824, not less than 60 days prior to the meeting at which directors are to be elected.  Each recommendation must contain certain information about each proposed nominee, including age, business and residence addresses, principal occupation, the number of shares of common stock beneficially owned and such other information as would be required to be included in a proxy statement soliciting proxies for the election of such proposed nominee.  For a description of the criteria used by the Corporate Governance Committee in selecting new nominees for the Board, see “Qualifications of Director Nominees” above and the Company’s Statement on Corporate Governance, which is available on the Company’s website (www.clarientinc.com) under “Investors — Corporate Governance.”

Corporate Governance Committee’s Process for Identifying and Evaluating Nominees for Director

Prior to each annual meeting of stockholders at which directors are to be elected, and whenever there is otherwise a vacancy on the Board of Directors, the Corporate Governance Committee will consider incumbent Board members and other well-qualified individuals as potential director nominees.  Historically, the Corporate Governance Committee has not relied on third-party search firms to identify Board candidates, though it may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.  The Corporate Governance Committee will review each potential candidate’s qualifications in light of the Company’s Board membership criteria described above.  The Corporate Governance Committee will select the candidate or candidates it believes are the most qualified to recommend to the Board for selection as a director nominee.  Candidates recommended from a stockholder are evaluated in the same manner as candidates identified by a Committee member.

Stockholder Communications with the Board

Stockholders may send correspondence to the Board of Directors c/o Corporate Secretary at 33171 Paseo Cerveza, San Juan Capistrano, CA  92675-4824.  The Corporate Secretary will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management.  The Corporate Secretary will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request.  The Corporate Secretary will forward stockholder communications to the Board prior to the next regularly scheduled meeting of the Board of Directors following the receipt of the communication as appropriate.

Board and Board Committee Meetings and Attendance at Annual Meeting of Stockholders

The Board of Directors held ten meetings in 2004.  Each director attended at least 75% of the total number of meetings of the Board and Committees of which he or she was a member during 2004 with the exception of Mr. Andrews who joined the company in July 2004.  Mr. Andrews attended at least 75% of the total number of meeting of the Board during the period in which he was a director.  Directors are encouraged to attend the annual meetings of stockholders of the Company.

Board Compensation

Directors employed by Clarient or a wholly owned subsidiary receive no additional compensation, other than their normal salary, for serving on the Board or its Committees.  Each director who is not an employee of the Company, its subsidiaries or Safeguard receives an annual cash retainer of $15,000.  In addition, each director is paid a fee of $1,000 per meeting for attendance at Board meetings and each Committee meeting, except that if a director participates in a Board or Committee meeting via telephone, he or she is paid a fee of $500 for that meeting.  An additional $5,000 annual fee is paid to each director who serves as a committee chairperson.  All directors receive reimbursement of out-of-pocket expenses incurred in connection with attending meetings of the Board or Board Committees or with respect to other Company business.

Each director who is not an employee of the Company, its subsidiaries or Safeguard is eligible to receive stock option grants at the discretion of the Board.  Directors’ initial option grants are generally to purchase 30,000 shares, have a seven-year term and are 20% vested on the grant date, with the remaining 80% vesting in 12 equal increments on the same day of each third month thereafter.  Annual grants, generally to purchase 10,000 shares, vest 25% each three months following the grant date.  Directors who serve as a Committee chairman may also receive additional annual grants, generally to purchase 5,000 shares, which vest 25% each three months following the grant date.  The exercise price of these options is equal to the fair market value of a share of Clarient common stock on the grant date.

2004 Stock Option Grants to Non-Employee Directors

On November 15, 2004, Dr. Scher and Messrs. Slattery and Wampler were each granted a stock option to purchase 10,000 shares of Clarient common stock.  Messrs. Slattery and Wampler also each received an additional option to purchase 5,000 shares related to their positions as Chairman of the Corporate Governance Committee and Compensation Committee, respectively.  Each of the options has an exercise price of $0.90, equal to the fair market value on the grant date.

On November 15, 2004, Mr. Hamm was granted a stock option to purchase 30,000 shares of Clarient common stock (reflecting his initial grant for being elected to the Board of Directors), plus an additional option to purchase 5,000 shares related to his position as the Chairman of the Audit Committee.  Both of these option grants have an exercise price of $0.90, equal to the fair market value on the grant date.

Thomas Testman resigned from the Board in February 2004, at which time the Company approved a one-time cash payment of $10,000 in recognition of Mr. Testman’s services as a director.  The Company also approved immediate vesting of all of Mr. Testman’s 90,000 outstanding stock options and extension of the exercise period for these stock options to three years.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently is comprised of Messrs. Wampler (Chairman), Cola and Craig, as described below.  Mr. Cola served as the Company’s interim Chief Executive Officer until July 2004 and he also serves as an executive officer of Safeguard.  Mr. Craig is currently the President and Chief Executive Officer of Safeguard.  Mr. Wampler is not a current or former officer or employee of the Company or Safeguard.  In addition, there are no Compensation Committee interlocks between Clarient and other entities involving Clarient executive officers and Clarient Board members who serve as executive officers of such other entities.

BOARD COMMITTEES

The Board of Directors has designated three standing committees to perform certain functions with delegated authority from the full Board.  The Committees are the Audit Committee, the Compensation Committee and the Corporate Governance Committee, which serves as a nominating committee.

The Audit Committee

The Audit Committee currently consists of Messrs. Hamm (Chairman), Wampler and Slattery, each of whom is financially literate.  The Board of Directors has determined that Messrs. Slattery, Wampler and Hamm are “independent” within the meaning of Rule 4350(d)(2) of the rules of the Nasdaq Stock Market, including with respect to the enhanced independence standards applicable to audit committees pursuant to Rule 10A-3(b)(i) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Board has determined that Mr. Slattery and Mr. Hamm are “audit committee financial experts” as defined by applicable SEC rules.

The principal purposes of the Audit Committee are to:

•                  oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company;

•                  assist the Board in its oversight of the integrity of the Company’s financial statement, the Company’s internal controls and the performance of the Company’s internal audit function;

•                  interact directly with and evaluate the performance of the independent auditors, including to determine whether to engage or dismiss the independent auditors and to monitor the independent auditors’ qualifications and independence;

•                  prepare the report required by the rules of the SEC to be included in the Company’s Proxy Statement; and

•                  discharge such duties and responsibilities as may be required of the Committee by the provisions of applicable law or rule or regulation of the Nasdaq Stock Market.

The Audit Committee held nine meetings in 2004.

The Audit Committee has adopted a Charter and reviews the contents of the Charter at least annually.  The Audit Committee’s current Charter is available on the Company’s website (www.clarientinc.com) under “Investors — Corporate Governance.”

Status as a “Controlled Company”

Safeguard Scientifics, Inc., a Pennsylvania corporation whose shares are listed on the New York Stock Exchange, owned a majority of the outstanding shares of our Common Stock as of April 13, 2005.  Accordingly, as a company of which more than 50% of the voting power is held by a group (a “controlled company”), Clarient is a “controlled company” under the rules of the Nasdaq Stock Market, exempt from certain independence requirements with respect to the composition of its Board and Committees of the Board, including the requirement that the Compensation Committee be comprised solely of independent directors.

The Compensation Committee

As a controlled company, the Company is exempt from the Nasdaq Stock Market requirement to have compensation determinations with respect to the Company’s executive officers made by a majority of independent directors or a compensation committee comprised solely of independent directors.  The Compensation Committee currently is comprised of Mr. Wampler (Chairman), who is independent in accordance with the listing standards of the Nasdaq Stock

Market, and Messrs. Cola and Craig.  The principal purposes of the Compensation Committee are to:

•                  review, consider, suggest and approve compensatory plans and pay levels for the Chief Executive Officer (“CEO”) and the Company’s other executive officers;

•                  recommend to the Corporate Governance Committee the annual retainer and meeting attendance fees for all non-employee directors of the Company for service on the Board and its Committees;

•                  review and administer, in conjunction with management, the employee long- and short-term compensation plans, employee performance-based incentive plans (which are cash and equity based) and other employee benefit plans in alignment with the Company’s business strategy and in a manner that reflects, in general, programs and practices within the high technology industry;

•                  issue annually a report on executive compensation in accordance with the applicable rules and regulations of the Securities and Exchange Commission for inclusion in the Company’s Proxy Statement; and

•                  discharge such duties and responsibilities as may be required of the Committee by the provisions of applicable law or rule or regulation of the Nasdaq Stock Market, Inc.

The Compensation Committee held three meetings in 2004.

The Compensation Committee has adopted a Charter and reviews the contents of the Charter at least annually.  The Compensation Committee’s current Charter is available on the Company’s website (www.clarientinc.com) under “Investors – Corporate Governance.”

The Corporate Governance Committee

The Corporate Governance Committee, which serves as the nominating committee, currently is comprised of Mr. Slattery (Chairman) and Dr. Scher.  The principal purposes of the Corporate Governance Committee are to:

•                  establish criteria for the selection of directors, to consider qualified board candidates recommended by stockholders, and to recommend to the Board the nominees for director in connection with the Company’s Annual Meeting of Stockholders;

•                  take a leadership role in shaping the Company’s corporate governance policies and to develop and recommend to the Board the Company’s Statement on Corporate Governance and the Company’s Code of Business Conduct and Ethics;

•                  conduct annual evaluations of the Board, its Committees and its members; and

•                  discharge such duties and responsibilities as may be required of the Committee by the provisions of applicable law or rule or regulation of the Nasdaq Stock Market, Inc.

Each member of the Corporate Governance Committee meets the independence requirements of the Nasdaq Stock Market and Rule 10A-3 of the Securities Exchange Act of 1934, as amended.

The Corporate Governance Committee held one meeting in 2004.

The Corporate Governance Committee has adopted a Charter and reviews the contents of the Charter at least annually.  The Corporate Governance Committee’s current Charter is available on the Company’s website (www.clarientinc.com) under “Investors – Corporate Governance.”

Other Board Committees; Executive Sessions of Independent Directors

The Board of Directors from time to time may form other Board committees for specific purposes and for specific time periods.

The Company’s independent directors have regularly scheduled executive sessions at which only independent directors are present.  The presiding director at these executive sessions rotates among the independent directors.

Corporate Governance Guidelines and Code of Conduct

Our Board has adopted a Statement on Corporate Governance and a Code of Conduct applicable to all directors, officers and employees.  Both documents are available on the Company’s website (www.clarientinc.com) under “Investors – Corporate Governance.”  The Company will provide a copy of these documents to any person, without charge, upon request by writing to the Company at Clarient, Inc., Office of Investor Relations, 33171 Paseo Cerveza, San Juan Capistrano, CA 92675-4824.  We will post on our website any amendments to or waivers of our Code of Conduct that relate to our directors or executive officers.

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s financial and operational matters involving corporate finance, accounting, internal and independent auditing, internal controls, financial reporting, compliance, and business ethics.  The Audit Committee operates under a written Charter approved by the Board of Directors.   A copy of the Audit Committee Charter is available on the Company’s website (www.clarientinc.com) under “Investors – Corporate Governance.”

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and the Company’s internal controls and financial reporting process.  The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and the independent auditors to review and discuss the audited consolidated financial statements, including a discussion of the quality and the acceptability of the Company’s financial reporting and controls.  The Audit Committee also discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).  The Audit Committee also received written disclosures and the letter from the independent auditors required by Independent Standards Board No. 1 (Independence Discussion with Audit Committees) and the Audit Committee discussed with the independent auditors that firm’s independence from the Company.

Based upon the Audit Committee’s discussions with management and the independent auditors, and the Audit Committee’s review of the representations of management and the independent auditors, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission on March 15, 2005.  The Audit Committee also selected the Company’s independent auditors for fiscal year 2005.

THE AUDIT COMMITTEE

G. Steve Hamm, Chairman
Frank P. Slattery, Jr.
Jon R. Wampler

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

COMPENSATION PHILOSOPHY

We strive to structure executive compensation to support our goal of maximizing stockholder value.  We seek to attract, retain, motivate and reward outstanding executives, who, through their dedication, loyalty and exceptional service, make contributions of unique importance to the success of our business.

COMPENSATION STRUCTURE

The compensation of our executives consists of:

•                  base pay;

•                  annual cash incentives; and

•                  stock options.

Base Pay

In evaluating and establishing rates of base, bonus and long-term incentive pay, the Compensation Committee has periodically sought the assistance of independent compensation consultants who have assembled information concerning compensation levels adopted by companies in the same market for executive talent.

Compensation levels are established on the basis of competitive market data for comparable organizations of similar stage and size.  In particular, the Compensation Committee has compared compensation factors with those offered by other companies of comparable stage and size in the medical device, high technology and biotechnology businesses.  Base compensation also reflects the individual’s level of responsibility at Clarient.

Base pay for CEO in 2004.  Ronald A. Andrews joined the Company as President and Chief Executive Officer on July 19, 2004.  The base salary paid to Mr. Andrews during 2004 of $315,000 per year (prorated for the partial year) was established pursuant to the terms of the employment agreement Mr. Andrews entered into when he joined the Company.  In determining Mr. Andrews’ base salary, the Compensation Committee considered Mr. Andrews’ then current rate of pay and overall compensation with his prior employer, competitive data for executive pay at comparable organizations of similar stage and size, the high degree of organizational transition required by a new Chief Executive Officer, Mr. Andrews’ level of responsibility at Clarient and other factors of executive judgment that took place in the context of negotiations with Mr. Andrews.

Mr. Cola is employed by Safeguard and does not receive any compensation from Clarient.  From March 2004 through July 2004, the Company paid Safeguard $40,000 per month for Mr. Cola’s time and activities as Clarient’s Interim Chief Executive Officer.

Base pay for other highly compensated executives in 2004.  Increases in base pay are determined based on the achievement of overall corporate and departmental goals in addition to individual performance criteria.

Annual Cash Incentives

Cash incentives are intended to motivate executives to achieve and exceed individual objectives and annual performance targets.  Cash incentives for officers are based 80% on the achievement of multiple corporate performance targets specified in Clarient’s annual strategic plan, which may include the achievement of specific commercial, financial and strategic milestones, expense control, revenue growth, and gross margins.  The other 20% is based on the achievement of personal and functional area objectives required by each individual’s job responsibilities.  The criteria for payment of a 2004 year-end cash bonus included: (i) the Company’s successful launch of the diagnostic lab offerings; (ii) meeting targeted revenue and cost projections, and (iii) the extent to which a participant met individually established subjective performance goals.

Cash incentives for CEO in 2004.  Ronald A. Andrews, the Company’s President and Chief Executive Officer, received a sign-on bonus of $32,000 under the terms of his employment agreement which was paid in January 2005 and a cash incentive of $30,000 under the Company’s incentive plan to be paid in December 2005.  The award to Mr. Andrews was based on the Compensation Committee’s evaluation of his personal performance in light of his individual Company achieving its revenue and cost projections and successfully launching the diagnostic laboratory services objectives in 2004.

Cash incentives for other highly compensated executives in 2004. The Committe’s criteria for establishing the 2004 year-end cash incentive bonuses included: (i) the Company’s successful launch of the diagnostic lab offerings; (ii) meeting targeted revenue and cost projections; and (iii) each participant’s meeting individually established subjective performance goals.  Stephen T. D. Dixon, the Company’s Executive Vice President and Chief Financial Officer, received a cash incentive of $51,000 in 2004.  Heather Creran, the Company’s Executive Vice President and Chief Operating Officer of Diagnostic Services, received a sign-on bonus of $55,132 pursuant to her employment agreement and a cash incentive of $18,000 in 2004.  Kenneth D. Bauer, Ph.D., the Company’s Vice President and Chief Science Officer, received a cash incentive of $8,000 in 2004.  Jose de la Torre-Bueno, Ph.D., the Company’s Vice President and Chief Technology Officer, received a cash incentive of $12,000 in 2004.  All cash incentives for these officers were accrued for in 2004 and paid in 2005, with the exception of Ms. Creran’s sign-on bonus, which was paid in 2004.

Stock Options

The 1996 Equity Compensation Plan is designed to attract, retain and reward employees who make significant contributions toward achievement of our long-term financial and operational objectives.  Stock options reward recipients based on increases in share price, thereby aligning the interests of our executives and employees with those of our stockholders.  Awards vest ratably over a number of years and, therefore, enhance employee retention.  Grants are made periodically based on subjective assessment of a number of factors, including the achievement of our commercial, financial and strategic objectives, individual contributions, and competitive market levels for peer positions.  Options are also granted to new hires to attract the highest caliber of employee in a highly competitive recruiting market.

Stock option awards for CEO in 2004.  On July 20, 2004, Mr. Andrews was granted a stock option to purchase 750,000 shares of Clarient common stock in connection with the execution of his employment agreement.  The option vests 25% on the first anniversary of the date of grant and in 36 equal monthly installments thereafter.  This option has an exercise price of $1.58, equal to the fair market value on the grant date.  In determining Mr. Andrews’ initial stock option award, the Compensation Committee considered Mr. Andrews’ then current rate of base pay and overall compensation with his previous employer, competitive data for executive equity compensation at comparable organizations of similar stage and size, Mr. Andrews’ level of responsibility at clarient and other factors of executive judgment that took place in the context of negotiations with Mr. Andrews.

On November 19, 2004, Mr. Andrews was granted a stock option to purchase 100,000 shares of Clarient common stock.  The option vests 25% on the first anniversary of the date of grant and in 36 equal monthly installments thereafter.  This option has an exercise price of $1.15, equal to the fair market value on the grant date.

Stock option awards for other highly compensated executives in 2004.  The Board of Directors granted stock options during 2004 to certain executives and employees.  The number of options granted was based on each person’s responsibilities and the other subjective factors discussed above.

IRS Limits on Deductibility of Compensation

Internal Revenue Code section 162(m) provides that publicly held companies cannot deduct in any taxable year compensation in excess of one million dollars paid to any of the individuals named in the Summary Compensation Table that is not “performance-based” as defined in section 162(m).  None of the individuals named in the Summary Compensation Table received compensation for 2004 in excess of one million dollars.  For incentive compensation to qualify  as “performance-based” compensation, the committee’s discretion to grant awards must be strictly limited.  We believe that the 1996 Equity Compensation Plan meets the performance-based exception under section 162(m).  We believe that the benefit to Clarient of retaining the ability to exercise discretion under its bonus plan outweighs the limited risk of loss of tax deductions under section 162(m).  Therefore, the committee does not currently intend to seek to qualify the bonus plan under section 162(m).

COMPENSATION COMMITTEE

Jon R. Wampler, Chairman
Michael F. Cola
Anthony L. Craig

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

AND BENEFICIAL OWNERS OF MORE THAN 5% OF THE COMPANY’S

ISSUED AND OUTSTANDING COMMON STOCK

The following table sets forth the number of shares of the Company’s common stock beneficially owned as of April 13, 2005 (the record date) by current directors of the Company, the named executive officers reported below in the “Executive Compensation & Other Arrangements – Summary Compensation Table,” all directors and officers as a group and any other person or entity who is the beneficial owner of more than 5% of the Company’s issued and outstanding common stock.  On April 13, 2005, there were 51,571,556 shares of the Company’s common stock outstanding.

Name	Outstanding Shares Beneficially Owned	Options/ Warrants Exercisable Within 60 Days of Record Date	Shares Beneficially Owned Assuming Exercise of Options(1)	Percent of Shares
Safeguard Scientifics, Inc.(2) 800 The Safeguard Building 435 Devon Park Drive Wayne, PA 19087-1945	29,159,279	968,700	30,127,979	57.3%
Michael F. Cola(3)	0	0	0	*
Anthony L. Craig(3)	6,000	0	6,000	*
Irwin Scher, M.D.	74,440	29,500	103,940	*
Frank P. Slattery, Jr.	190,400	38,250	228,650	*
Jon R. Wampler (4)	2,000	81,250	83,250	*
G. Steve Hamm	0	13,750	13,750	*
Ronald A. Andrews	20,000	12,499	32,499	*
Kenneth D. Bauer, Ph.D.	0	317,818	317,818	*
Stephen T.D. Dixon	14,000	286,125	300,125	*
Heather Creran	0	56,875	56,875	*
Jose de la Torre-Bueno, Ph.D.(5)	26,435	267,681	294,116	*
Executive officers and directors as a group (12 persons)	333,275	1,103,748	1,437,023	2.7%

*                 Less than 1% of the total outstanding shares of Clarient common stock

(1)          Each individual has the sole power to vote and to dispose of the shares (other than shares held jointly with spouse), except as noted.

(2)          Includes 25,720,558 shares beneficially owned by Safeguard Delaware, Inc., a wholly owned subsidiary of Safeguard Scientifics, Inc. (“SDI”), and 3,438,721 shares and 968,700 warrants beneficially owned by Safeguard Scientifics (Delaware), Inc., a wholly owned subsidiary of Safeguard Scientifics, Inc. (“SSDI”).  Safeguard Scientifics, Inc. and each of SDI and SSDI have reported that Safeguard together with each of SDI and SSDI, respectively, have both shared voting and dispositive power with respect to the shares beneficially owned by  each of SDI and SSDI, respectively, because Safeguard is the sole stockholder of each of SDI and SSDI.

(3)          Excludes shares owned by Safeguard, of which Messrs. Cola and Craig disclaim beneficial ownership.

(4)                Includes 500 shares held in a family trust.

(5)          Includes 21,500 total shares held in two family trusts and 2,101 shares held in a 401(k) plan.

EXECUTIVE COMPENSATION AND

OTHER ARRANGEMENTS

The following table sets forth information, for the last three fiscal years, as to the Chief Executive Officer and the four highest paid executive officers (“Named Executive Officers”) of the Company in 2004:

Summary Compensation Table

		Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)		Securities Underlying Options/SARS (#)	All Other Compensation ($)

Ronald A. Andrews, President and Chief Executive Officer (1)	2004	145,385	62,000	(2)	3,300	(3)	850,000	31,352	(4)

Michael F. Cola, Interim Chief Executive Officer (5)	2004	—	—		—		—	—

Kenneth D. Bauer, Ph.D., Vice President and Chief Science Officer	2004	200,216	8,000	(2)	7,200	(3)	50,000	4,288	(6)
	2003	180,166	—		4,200		200,000	4,340
	2002	178,200	—		—		95,324	4,036

Stephen T.D. Dixon, Executive Vice President and Chief Financial Officer	2004	254,423	51,000	(2)	7,200	(3)	150,000	4,425	(7)
	2003	245,000	91,216		7,200		150,000	4,954
	2002	9,423	120,000		300		300,000	—

Heather Creran, Executive Vice President and Chief Operating Officer of Diagnostic Services (8)	2004	225,000	68,000	(2)	7,200	(3)	180,000	144,323	(9)

Jose de la Torre- Bueno, Ph.D., Vice President and Chief Technology Officer	2004	188,481	12,000	(2)	—		30,000	3,742	(10)
	2003	175,442	—		—		81,250	4,284
	2002	171,510	—		—		100,888	4,108

Notes to Summary Compensation Table:

(1)          Mr. Andrews joined the Company in July 2004.

(2)   Represents cash incentives for officers that were accrued during 2004 and paid in 2005 with the exception of Mr. Andrews, which includes a sign-on bonus of $32,000 and Ms. Creran, which inlcudes a sign-on bonus of $55,132.

(3)          During 2004, Mr. Andrews, Dr. Bauer, Mr. Dixon and Ms. Creran each received automobile allowances in accordance with each of their respective employment agreements.

(4)          During 2004, Mr. Andrews received $31,334 for relocation expenses pursuant to his employment agreement and $18 for premiums relating to group term life insurance.

(5)          Mr. Cola served as Interim Chief Executive Officer from February 2004 until July 2004, at which time Mr. Andrews became President and Chief Executive Officer.  Mr. Cola is an executive officer of Safeguard and did not receive any compensation directly from the Company during 2004; however, the Company paid $40,000 per month to Safeguard for Mr. Cola’s services as Interim Chief Executive Officer for the period from March 2004 through mid-July 2004.  For 2004, Mr. Cola’s compensation as an executive officer of Safeguard included $420,000 in salary and a $247,967 bonus payment, along with other equity and fringe benefits.

(6)          During 2004, Dr. Bauer received $3,966 in matching contributions under a voluntary savings plan and $322 for premiums relating to group term life insurance.

(7)          During 2004, Mr. Dixon received $4,290 in matching contributions under a voluntary savings plan and $135 for premiums relating to group term life insurance.

(8)          Ms. Creran joined the Company in January, 2004.

(9)          During 2004, Ms. Creran received $141,422 for relocation expenses pursuant to her employment agreement, $2,828 in matching contributions under a voluntary savings plan and $73 for premiums relating to group term life insurance.

(10)    During 2004, Dr. Torre-Bueno received $3,481 in matching contributions under a voluntary savings plan and $261 for premiums relating to group term life insurance.

Fiscal Year Stock Option Grants

The following table sets forth the number of stock options granted and the estimated grant date present value for the Named Executive Officers during the fiscal year ended December 31, 2004.

Stock Options Granted in 2004

Individual Grants (1)						Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh) (3)	Expiration Date	5% ($)	10% ($)
Ronald A. Andrews	750,000	(4)	23.43%	$1.58	7/20/14	745,240	1,888,585
	100,000	(5)	3.12%	$1.15	11/19/11	46,817	109,102

Michael F. Cola	—		—	—	—	—	—

Kenneth D. Bauer, Ph.D.	50,000	(5)	1.56%	$1.15	11/19/11	23,408	54,551

Stephen T. D. Dixon	150,000	(5)	4.69%	$1.15	11/19/11	70,225	163,654

Heather Creran	150,000	(4)	4.69%	$1.11	1/29/14	544,956	959,983
	30,000	(5)	0.94%	$1.15	11/19/11	14,045	32,731

Jose de la Torre-Bueno, Ph.D.	30,000	(5)	0.940%	$1.15	11/19/11	14,045	32,731

(1)          Each option grant provides that the option exercise price may be paid in cash, by delivery of previously acquired shares, subject to certain conditions, or same-day sales (that is, a cashless exercise through a broker).  Upon a change in control, all options become fully vested.  The Board of Directors may modify the terms of outstanding options, including acceleration of the exercise date.

(2)          These values assume that the shares appreciate from the market price on the grant date at the compounded annual rate shown from the grant date until the end of the option term.  These values are not estimates of our future stock price growth.  Executives will not benefit unless the common stock price increases above the stock option exercise price.

(3)          All options have an exercise price equal to the fair market value of the shares subject to each option on the grant date with the exception of the 150,000 shares granted to Ms. Creran which had an exercise price below the fair market value of the shares on the date of grant.  This specific arrangement was approved by the Board of Directors.

(4)          One-fourth of these options vest as of the first anniversary of the grant date.  The remaining options vest in 36 equal monthly installments thereafter.

(5)   These options vest in 48 equal monthly installments after the date of grant.

Stock Option Exercises and Year-End Stock Option Values

The following table sets forth each individual’s number of exercisable and unexercisable in-the-money stock options and their values at fiscal year-end. An option is in-the-money if the fair market value of the underlying securities exceeds the exercise price of the option.  There were no options exercised by the Named Executive Officers during 2004.

Stock Options Exercised in 2004 and Year-End Stock Option Values

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-The-Money Options at Fiscal Year-End ($) (1)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Ronald A. Andrews	—	—	2,083	847,917	4,499	1,831,501

Michael F. Cola	—	—	—	—	—	—

Kenneth D. Bauer, Ph.D.	—	—	280,698	223,451	264,691	458,909

Stephen T.D. Dixon	—	—	212,376	387,624	458,732	837,277

Heather Creran	—	—	38,125	141,875	82,350	306,450

Jose de la Torre-Bueno, Ph.D.	—	—	248,787	130,851	167,871	266,829

(1)          Values were calculated by multiplying the closing market price of the Company’s common stock at December 31, 2004 of $2.16 by the respective number of shares relating to in-the-money options and subtracting the option price, without any adjustment for any vesting or termination contingencies or other variables.

Employment Contracts with Named Executive Officers

Chief Executive Officer

Ronald A. Andrews joined the Company as President and Chief Executive Officer on July 19, 2004.  Mr. Andrews’ employment agreement provides for a base salary of $315,000 per year, eligibility for an annual performance-based bonus and eligibility to receive future grants of stock options under the 1996 Equity Compensation Plan.  Upon execution of his employment agreement, Mr. Andrews was granted options to purchase 750,000 shares of Common Stock of the Company, which options will vest 25% on the first anniversary of his employment date and in 36 equal monthly installments thereafter.  The option was not granted under the Company’s 1996 Equity Compensation Plan (the “Option Plan”) but is subject to the same terms and conditions as are set forth in the standard form stock option agreement currently in use under the Option Plan (including such terms and conditions as are incorporated therein from the Option Plan itself).  The employment agreement also provides for additional perquisites, such as an automobile allowance, relocation expenses, matching contributions under a voluntary savings plan and other compensation as reported in the section entitled “Executive Compensation and Other Arrangements” above.

Executive Vice President and Chief Financial Officer

Stephen T. D. Dixon serves as Executive Vice President and Chief Financial Officer.  Mr. Dixon’s employment agreement provides for a base salary of $245,000 per year, eligibility for an annual performance-based bonus and eligibility to receive grants of stock options under the 1996 Equity Compensation Plan.  Mr. Dixon’s employment agreement also provides for additional perquisites, such as an automobile allowance, matching contributions under a voluntary savings plan and other compensation as reported in the section entitled “Executive Compensation and Other Arrangements” above.

Executive Vice President and Chief Operating Officer of Diagnostic Services

Heather Creran serves as Executive Vice President and Chief Operating Officer of Diagnostic Services.  Ms. Creran’s employment agreement provides for a base salary of $225,000 per year, eligibility for an annual performance-based bonus and eligibility to receive grants of stock options under the 1996 Equity Compensation Plan.  Ms. Creran’s employment agreement also provides for additional perquisites, such as an automobile allowance, relocation expenses, matching contributions under a voluntary savings plan and other compensation as reported in the section entitled “Executive Compensation and Other Arrangements” above.

Vice President and Chief Science Officer

Kenneth D. Bauer, Ph.D. serves as Vice President and Chief Science Officer.  Dr. Bauer’s employment agreement provides for a base salary of $200,000 per year, eligibility for an annual performance-based bonus and eligibility to receive grants of stock options under the 1996 Equity Compensation Plan.  Dr. Bauer’s employment agreement also provides for additional perquisites, such as an automobile allowance, matching contributions under a voluntary savings plan and other compensation as reported in the section entitled “Executive Compensation and Other Arrangements” above.

Vice President and Chief Technology Officer

Jose de la Torre-Bueno, Ph.D. serves as Vice President and Chief Technology Officer.  Dr. Torre-Bueno’s employment agreement provides for a base salary of $185,000 per year, eligibility for an annual performance-based bonus and eligibility to receive grants of stock options under the 1996 Equity Compensation Plan.  Dr. Torre-Bueno’s employment agreement also provides for additional perquisites, such as an automobile allowance, matching contributions under a voluntary savings plan and other compensation as reported in the section entitled “Executive Compensation and Other Arrangements” above.

Severance and Change-in-Control Arrangements

Mr. Andrews, Mr. Dixon, Dr. Bauer, Dr. Torre-Bueno, and Ms. Creran are each parties to employment agreements which provide, and subject to certain modifications in the case of the specific executive, that in the event that the executive’s employment is terminated by the Company without cause or by him or her for specified reasons relating to changes in his or her responsibilities or the location of our principal executive office or a change-in-control of the Company, the executive will be entitled to:

•                  up to 15 months of salary continuation;

•                  acceleration of the vesting of certain stock options and an extension of the exercisability of certain stock options for various periods of time;

•                  continuation of health insurance benefits for the one-year severance period (subject to certain limitations);

•                  payment of a pro rata share of any bonus he or she would have received in the year of termination, as determined by the Board; and

•                  up to $15,000 for executive outplacement services.

Certain of the executive’s severance benefits are contingent upon the execution and delivery of a general release and his or her observance of certain non-competition and non-solicitation covenants.

Relationships and Related Transactions with Management and Others

In February 2003, we entered into a $3.0 million revolving credit agreement with the Technology and Life Sciences Division of Comerica Bank-California. This one year agreement was renewed in January 2005 through January 31, 2006 and the amount of this revolving credit agreement was increased to $5.5 million in March 2005.  Borrowings under the line of credit are guaranteed by Safeguard in exchange for a one-time fee of $27,500 and an amount equal to 4.5% per annum of the daily-weighted average principal balance outstanding under the line of credit.

On February 10, 2004, we completed a private placement of 2,295,230 shares of common stock and a warrant to purchase shares of common stock to Safeguard Delaware, Inc. for a purchase price of $5,000,000.  The warrant issued to Safeguard Delaware, Inc. is currently exercisable to purchase 344,285 shares of common stock for an exercise price of $2.95 per share.  As a result of this transaction Safeguard Scientifics’ percentage of beneficial ownership of our common stock increased from approximately 60% immediately preceding the transaction to approximately 63%.  We also entered into a registration rights agreement giving Safeguard Scientifics certain rights to have the purchased shares registered under the Securities Act of 1933, as amended.

On March 25, 2004 we entered into a securities purchase agreement with a limited number of accredited investors pursuant to which we agreed to issue and the investors agreed to purchase 10,500,000 shares of common stock, together with warrants to purchase an additional 1,575,000 shares of common stock at an exercise price of $2.75 per share for an aggregate purchase price of $21,000,000 (we refer to this financing as the “March 2004 financing”).  The warrants issued in this transaction are exercisable for a period of four years after the date they are issued.  Safeguard Delaware, Inc. was one of the purchasers in the March 2004 financing and acquired 3,750,000 shares of common stock and warrants to purchase 562,500 shares of common stock for an aggregate investment of $7,500,000.  Following consummation of the financing, Safeguard Delaware, Inc. and its affiliate Safeguard Scientifics (Delaware), Inc. owned approximately 57.6% of our outstanding common stock.

Each of the purchasers in the March 2004 financing was granted a preemptive right to purchase its pro rata share of 49.9% of any new equity securities issued by us on or prior to March 31, 2005.  This preemptive right has now expired.  Safeguard Delaware, Inc. had previously been granted preemptive rights, which it waived in connection with the March 2004 financing (except to the extent that it purchased securities in the March 2004 transaction).

In connection with the March 2004 financing, we entered into a registration rights agreement with the purchasers in that financing.

Due to its beneficial ownership of a majority of our shares of outstanding common stock, Safeguard Scientifics has the power to elect all of the directors of our Company.  We have also given Safeguard Scientifics contractual rights enabling it to exercise significant control over our Company.

Anthony Craig, who is one of our directors, is also a director and executive officer of Safeguard Scientifics, Inc., and Michael Cola, who is our Chairman of the Board, is also an executive officer of Safeguard Scientifics, Inc.

INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed the Audit Committee, whose members and functions are described above under “Board Committees.”  The Audit Committee has appointed the firm of KPMG LLP as the Company’s independent accountants for the current year.  KPMG LLP has served as the auditor of Clarient since the Company’s inception in 1996.

Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements for 2004 and 2003 respectively, and fees billed for other services rendered by KPMG LLP.

	2004	2003
Audit Fees (1)	$362,000	$149,000

Tax Fees (2)	45,000	47,000

Total	$407,000	$196,000

(1)   Represents the aggregate fees billed to the Company by KPMG LLP for professional services rendered for the audit of the Company’s annual consolidated financial statements, for the reviews of the consolidated financial statements included in the Company’s Form 10-Q filings for each fiscal quarter, preparation of comfort letter, review of registration statements and consents and internal control attestation for parent company.

(2)          Tax fees consisted of services for U.S. federal, state and local and international tax planning, advise and compliance, tax valuation services, and assistance with tax audits and appeals.

The Audit Committee has a policy to review and approve in advance the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services and the fees for such services.  The Audit Committee may delegate to one or more of its members the authority to grant pre-approvals for the performance of non-audit services, and any such Audit Committee member who pre-approves a non-audit service is required to report the pre-approval to the full Audit Committee at its next scheduled meeting.  The Audit Committee periodically notifies the Board of their approvals.

The Audit Committee has considered whether the independent auditor’s provision of tax services to the Company is compatible with the auditor’s independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and to submit copies to the Nasdaq Stock Market.  Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

The rules of the SEC require that we disclose late filings of reports of stock ownership by our directors, executive officers and greater than 10% stockholders.  Based solely on our review of such filings and written representations from these reporting persons, all requisite filings were timely made during 2004 except as follows:  Mr. Andrews was late filing Form 4 reports for two stock option grants, Dr. Bauer was late filing a Form 4 report for one stock option grant, Ms. Creran was late filing a Form 4 report for one stock option grant, Dr. De La Torre-Bueno was late filing a Form 4 report for one stock option grant, Mr. Dixon was late filing a Form 4 report for one stock option grant, Mr. Hamm was late filing Form 4 reports for two stock option grants, Dr. Scher was late filing a Form 4 report for one stock option grant, Mr. Slattery was late filing Form 4 reports for one stock option grant and seven stock purchases, Mr. Wampler was late filing Form 4 reports for two stock option grants, and Safeguard Scientifics, Inc. was late filing a Form 4 report for the acquisition of one warrant.

STOCK PERFORMANCE GRAPH

The following chart compares the yearly percentage change in the cumulative total stockholder return on Clarient common stock for the period from December 31, 1999 through December 31, 2004, with the cumulative total return on the Nasdaq Index and the peer group index for the same period.  The peer group consists of SIC Code 3826—Laboratory Analytical Instruments.  The comparison assumes that $100 was invested on December 31, 1999 in Clarient common stock at the then closing price of $15.25 per share, and in each of the comparison indices and assumes reinvestment of dividends.  The yearly percentage change is measured by dividing: (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the share price at the end and the beginning of the five-year measurement period; by (ii) the share price at the beginning of the measurement period.

33171 Paseo Cerveza

San Juan Capistrano, CA 92675-4824

Phone:	(949) 443-3355
Toll-Free:	(888) 443-3310
Fax:	(949) 443-3366

www.clarientinc.com

2005 ANNUAL MEETING OF STOCKHOLDERS

When:                             8:30 a.m. (local Pacific time) on Wednesday, June 8, 2005

Where:                        Clarient, Inc.

                                                                  33171 Paseo Cerveza

                                                                  San Juan Capistrano, CA  92675-4824

Driving Directions

Traveling South from Los Angeles, Long Beach or Orange County

Take Interstate 5 Freeway South, exit at Camino Capistrano.

Turn left on Camino Capistrano.

Turn right on Avenida Aeropuerto.

Turn left on Paseo Cerveza.

Traveling North from San Diego County

Take Interstate 5 Freeway North, exit at Camino Capistrano.

Turn left on Camino Capistrano.

Turn right on Avenida Aeropuerto.

Turn left on Paseo Cerveza.

Please
Mark Here
for Address
Change or
Comments
SEE REVERSE SIDE

The Board of Directors recommends a vote FOR the election of the named nominees for director.

1.	ELECTION OF DIRECTORS				Choose MLinkSM for fast, easy and
	Nominees:		FOR all nominees listed	WITHHELD AUTHORITY	secure 24/7 online access to your future
	01	Ronald A. Andrews	(except as marked	to vote for all	proxy materials, investment plan
	02	Michael F. Cola	to the contrary)	nominees listed	statements, tax documents and more.
	03	Anthony L. Craig	☐	☐	Simply log on to Investor
	04	Irwin Scher, M.D.			ServiceDirect® at
	05	Frank P. Slattery, Jr.			www.melloninvestor.com/isd where
	06	Jon R. Wampler			step-by-step instructions will prompt
	07	G. Steve Hamm			you through enrollment.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE
WHILE VOTING FOR THE REMAINDER, STRIKE A LINE THROUGH THE
NOMINEE’S NAME IN THE LIST ABOVE.

As of the date hereof, the undersigned hereby acknowledges receipt of the accompanying
Notice of Annual Meeting of Stockholders and Proxy Statement.

Signature				Signature	Date

YOU MUST SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY CARD.

If shares are jointly owned, you must both sign. Include your full title if you are signing as an attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or partnership.

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FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/clrt		1-866-540-5760		Mark, sign and date
Use the internet to vote your proxy.	OR	Use any touch-tone telephone to	OR	your proxy card and
Have your proxy card in hand when		vote your proxy. Have your proxy		return it in the
you access the web site.		card in hand when you call.		enclosed postage-paid
envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please mark, sign and date this proxy and indicate how you wish to vote on the back of this card. Please return this card promptly in the enclosed envelope. Your vote is important.

When you sign and return this proxy card, you

•

appoint Stephen T. D. Dixon (or any substitute he may appoint), as proxy to vote your shares, as you have instructed, at the annual meeting on June 8, 2005, including any adjournments or postponements of that meeting;

•	authorize the proxy to vote, in his discretion, upon any other business properly presented at the meeting; and

•	revoke any previous proxies you may have signed.

IF YOU DO NOT INDICATE HOW YOU WISH TO VOTE, THE PROXY WILL VOTE “FOR” ALL NOMINEES TO THE BOARD OF DIRECTORS AND AS HE MAY DETERMINE, IN HIS DISCRETION, WITH REGARD TO ANY OTHER MATTER PROPERLY PRESENTED AT THE MEETING.

Address Change/Comments (Mark the corresponding box on the reverse side)

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FOLD AND DETACH HERE

33171 Paseo Cerveza

San Juan Capistrano, CA 92675-4824

Phone: (949) 443-3355

Toll-Free: (888) 443-3310

Fax: (949) 443-3366

www.clarientinc.com